Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of Adial Pharmaceuticals, Inc. of our report dated August 10, 2026, with respect to the consolidated financial statements of Azora Therapeutics, Inc. for the years ended December 31, 2025 and 2024 included in the Current Report on Form 8-K/A of Adial Pharmaceuticals, Inc. dated August 10, 2026. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ CPAs P.C.

Melville, New York

October 20, 2026